Exhibit 20.14

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - December 2005

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		18.26%
Delinquency Rate:	30 to 59 days	1.15%
	60 to 89 days	0.76%
	90 + days	1.74%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	20.34%
	Weighted Average Coupon	6.28%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	2.52%

Excess Spread Percentage:	Dec-05	10.03%
	Nov-05	8.36%
	Oct-05	2.70%
	3-Month Average Excess Spread	7.03%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Performance Summary - December 2005

Series		COMT 1999-3
Size		$500 MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		18.26%
Delinquency Rate:	30 to 59 days	1.15%
	60 to 89 days	0.76%
	90 + days	1.74%

Excess Spread Analysis

	Series	COMT 1999-3
	Portfolio Yield	20.34%
	Weighted Average Coupon	4.66%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	2.52%

Excess Spread Percentage:	Dec-05	11.66%
	Nov-05	9.92%
	Oct-05	4.26%
	3-Month Average Excess Spread	8.61%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Performance Summary - December 2005

Series		COMT 2000-3
Size		$1000 MM
Expected Maturity (Class A)		08/15/2007

Gross Monthly Payment Rate		18.26%
Delinquency Rate:	30 to 59 days	1.15%
	60 to 89 days	0.76%
	90 + days	1.74%

Excess Spread Analysis

	Series	COMT 2000-3
	Portfolio Yield	20.34%
	Weighted Average Coupon	4.67%
	Servicing Fee Percentage	2.00%
	Net Loss Rate	2.52%

Excess Spread Percentage:	Dec-05	11.15%
	Nov-05	9.40%
	Oct-05	3.74%
	3-Month Average Excess Spread	8.10%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Performance Summary - December 2005

Series		COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
Size		$1200 MM	$1200 MM	$750 MM	$1000 MM
Expected Maturity (Class A)		02/15/2008	03/15/2006	05/15/2006	08/15/2006

Gross Monthly Payment Rate		18.26%	18.26%	18.26%	18.26%
Delinquency Rate:	30 to 59 days	1.15%	1.15%	1.15%	1.15%
	60 to 89 days	0.76%	0.76%	0.76%	0.76%
	90 + days	1.74%	1.74%	1.74%	1.74%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
	Portfolio Yield	20.34%	20.34%	20.34%	20.34%
	Weighted Average Coupon	4.50%	5.58%	5.48%	5.35%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	2.52%	2.52%	2.52%	2.52%

Excess Spread Percentage:	Dec-05	11.31%	10.24%	10.33%	10.46%
	Nov-05	9.66%	8.66%	8.73%	8.86%
	Oct-05	4.05%	3.03%	3.09%	3.22%
	3-Month Average Excess Spread	8.34%	7.31%	7.38%	7.51%

Capital One Master Trust (COMT)

Series		COMT 2001-6	COMT 2001-8
Size		$1300 MM	$1000 MM
Expected Maturity (Class A)		08/15/2008	10/16/2006

Gross Monthly Payment Rate		18.26%	18.26%
Delinquency Rate:	30 to 59 days	1.15%	1.15%
	60 to 89 days	0.76%	0.76%
	90 + days	1.74%	1.74%

Excess Spread Analysis

	Series	COMT 2001-6	COMT 2001-8
	Portfolio Yield	20.34%	20.34%
	Weighted Average Coupon	4.54%	4.79%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	2.52%	2.52%

Excess Spread Percentage:	Dec-05	11.27%	11.03%
	Nov-05	9.55%	9.43%
	Oct-05	3.90%	3.79%
	3-Month Average Excess Spread	8.24%	8.08%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Performance Summary - December 2005

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		01/15/2009	03/15/2007	05/15/2007

Gross Monthly Payment Rate		18.26%	18.26%	18.26%
Delinquency Rate:	30 to 59 days	1.15%	1.15%	1.15%
	60 to 89 days	0.76%	0.76%	0.76%
	90 + days	1.74%	1.74%	1.74%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-4
	Portfolio Yield	20.34%	20.34%	20.34%
	Weighted Average Coupon	4.53%	4.47%	5.06%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	2.52%	2.52%	2.52%

Excess Spread Percentage:	Dec-05	11.28%	11.35%	10.76%
	Nov-05	9.63%	9.70%	9.16%
	Oct-05	4.02%	4.09%	3.51%
	3-Month Average Excess Spread	8.31%	8.38%	7.81%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.